EXHIBIT 3.1
                                                                   -----------



DEAN HELLER                                             FILED # C31265-99
Secretary of State                                         DEC 10, 1999
101 N. Carson St. Ste. 3                                IN THE OFFICE OF
Carson City, NV 59701-4736                                 Dean Heller
775-684-5708                                     Dean Heller Secretary of State

                           Articles of Incorporation
                              (Pursuant to NRS 78)

1.       NAME OF CORPORATION:  SILVER RIVER VENTURES, INC.

2. RESIDENT AGENT: (designate resident agent and his STREET ADDRESS in Nevada where process may be served).

         Name of Resident Agent: RESIDENT AGENTS OF NEVADA, INC.
                                 -------------------------------

         Street Address: 711 S. Carson St. #4   Carson City, NV   89701
                         ------------------------------------------------------
                         Street No., Street Name    City             Zip

3.       SHARES: (number of shares the corporation is authorized to issue)

         Number of shares with par value:  50,000,000         Par Value: $0.001
                                         --------------------            ------

         Number of shares without par value:
                                            ------------

4.       GOVERNING BOARD: shall be styled as (check one) [X] Directors
                                                         [ ] Trustees

         The FIRST BOARD OF DIRECTORS shall consist of 1 member and the names and addresses are as follows (attach additional pages if necessary)

5.       PURPOSE: The purpose of the corporation shall be: Any legal business

6.       OTHER  MATTERS:  Number of additional  pages  attached:  0

7. 8.    NAMES,
         ADDRESSES AND SIGNATURES OF INCORPORATORS:

         David A. Miller              1408 Westwood Ct., Sandpoint, ID 83864
         ---------------              ---------------------------------------
         Name                        Address

         /s/ David A. Miller
         -----------------------------

9. CERTIFICATION OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

         I, Resident Agents of Nevada, Inc. Hereby accept appointment as Resident Agent for the above named corporation.

          /s/ Diane E. Kalenowski                                12/10/99
         -----------------------------------                     ----------
          Signature of Resident Agent                             Date

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

                             CERTIFICATE PURSUANT TO 78.209

                                                               FILED
                                                      IN THE OFFICE  OF THE
                                                    SECRETARY OF STATE OF THE
                                                         STATE OF NEVADA
                                                            MAY 09 2000
                                                          No. C-31265-99
                                                 DEAN HELLER, SECRETARY OF STATE

May 9, 2000

The Secretary of State
State of Nevada

Dear Sir or Madam:

I, Dale F. Miller, President of Silver River Ventures, Inc. (the "Corporation"), acknowledge that the undersigned, being all of the directors of the Corporation, hereby consent and adopt the following resolutions by written consent pursuant to Section 78.315 of the Nevada General Corporation Law. These changes are adopted by the Board of Directors without obtaining the approval of the stockholders pursuant to Section 78.207 of the Nevada General Corporation Law. These changes are effective upon filing of this certificate.

RESOLVED, that the Corporation shall effectuate a 1.5784 for 1 share forward split" of its shares of common stock outstanding.

FURTHER RESOLVED, that the Corporation shall increase the number of authorized shares of capital stock from 50,000,000 shares to 78,920,000 shares in accordance with Section 78.209(1) of the Nevada General Corporation Law.

The current number of authorized shares
with par value is:                                    50,000,000 common

The current par value is:                                $0.001

The current number of shares issued and
outstanding with par value is:                         6,969,000 common

After the change:
The number of authorized shares
with par value is:                                    78,920,000 common

The par value is:                                        $0.001

The number of shares issued and
outstanding with par value is:                      10,999,859 common

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate as of the 9th day of May, 2000.

                                             /s/ Dale F. Miller
                                             ------------------
                                             Dale F. Miller
                                             President/Director


                                             /s/ David A. Miller
                                             -------------------
                                             David A. Miller
                                             Secretary/Director


                                             /s/ Jeanne B. Miller
                                             --------------------
                                             Jeanne B. Miller
                                             Director

STATE OF IDAHO       )
                     : ss
County of Bonner     )

On this 9TH day of MAY , 2000, before me, the undersigned Notary Public, personally appeared DFLE F. MILLER, JEANNE E. MILLER and DAVID A. MILLER known to me to be the same persons whose names are subscribed to the within instrument as Directors of Silver River Ventures, Inc., and they duly acknowledged to me that they executed the same freely and voluntarily for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Sandpoint, Idaho, the day and year in this Certificate first above written.



                                          /s/ Leah C. Goughnour
                                          -------------------------------------
                                          Notary Public in and for the State of
                                          Idaho



Residing at: Bonner Co. Idaho
                                             [seal]
                                             Leah C. Goughnour
                                             Notary Public
My commission expires:   6/18/04             State of Idaho

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


                         CERTIFICATE PURSUANT TO 78.209

                                                              FILED
                                                       IN THE OFFICE OF THE
                                                  SECRETARY OF STATE OF THE
                                                            STATE OF NEVADA
                                                           October 13, 2000

No.C 331265-99


The Secretary of State
State of Nevada
OCTOBER 13, 2000

Dear Sir or Madam:

I, Dale F. Miller, President of Silver River Ventures, Inc. (the "Corporation"), acknnowledge that the holder of a majority, (86%), of the issued and outstandinq shares of common stock of the Corporation did. by written consent, on October 11, 2000, duly adopt the following resolutions pursuant to Sections 78.207 and
78.230 of the Nevada General Corporation Law.

These changes  shall be effective  upon filing of this  certificate  pursuant to
Section  78.209  of the  Nevada  General  Corporation  Law.

RESOLVED, that the Corporation shall increase the number of authorized shares of capital stock from 76,920,000 shares of common stock with a par value of $0.001 per Share to 100,000,000 shares of common stock with a. par value of $0.001 per share.

RESOLVED, that the Corporation shall effectuate a 0.18182 for 1 share reverse spl1t or its shares of common stock outstanding.

FURTHER RESOLVED, any fractional shares created as a result of the reverse stock split of the Company's outstanding shares shall be cancelled, and no consideration shall be given for such cancelled cancelled fractional shares .

The current number of authorized shares with par value is: 78,920,000 common

The current par value is:                               $0.001

The current number of shares issued and
outstanding with par value is:                        10,999,859 common

After the change:

The number of authorized ehares
with par value is:                                   100,000,000 common

The par value is:                                       $O.OOl

The number of shares issued and
Outstanding with par value is:                       1,999,975 common



IN WITNESS WHEREOF, the undersigned have duly executed this Certificate as of the 13 day of October, 2000.


                                            /s/ Dale F. Miller
                                            ------------------
                                            Dale F. Miller
                                            President/Director



                                            /s/ David A. Miller
                                            -------------------
                                            David A. Miller
                                            Secretary/Director


STATE OF IDAHO     )
                   : ss
County of Bonner   )

On this 13th day of October, 2000, before me, the undersigned Notary Public, personally appeared DALE F. MILLER, known to me to be the same persons whose name is subscribed to the within instrument as Directors of Silver River Ventures, Inc., and he duly acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Clark Fork, Idaho, the day and year in this Certificate first above written.



                                         /s/ Linda V. Reed
                                         -------------------------------------
                                         Notary Public in and for the State of
                                         Idaho



Residing at: Clark Fork
                                             [seal]
                                             Linda V. Reed
                                             Notary Public
My commission expires:   2/30/2003           State of Idaho